UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): October 17, 2005

GRAPHIC PACKAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067
(Address of principal executive offices)

(Zip Code)

(770) 644-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On October 17, 2005, Graphic Packaging International, Inc. (“Graphic Packaging”), a wholly-owned subsidiary of Graphic Packaging Corporation (the “Registrant”) entered into the Second Amendment to the Credit Agreement dated as of August 8, 2003 among Graphic Packaging, the several banks and other financial institutions from time to time parties thereto (the “Lenders”), Deutsche Bank Securities Inc., as syndication agent, Goldman Sachs Credit Partners L.P. and Morgan Stanley Senior Funding, Inc. as documentation agents, J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank (now known as JPMorgan Chase Bank, N.A.), as administrative agent, for the Lenders and the other Agents under the Credit Agreement.

The amendment relaxed the Consolidated Leverage Ratio and the Consolidated Interest Expense Ratio as detailed in the Registrant’s Current Report on Form 8-K filed on October 14, 2005.  A copy of the amendment is attached as Exhibit 10.1.

Item 9.01.                  Financial Statements and Exhibits.

Exhibit Number	Description

10.1

Second Amendment to Credit Agreement dated October 17, 2005 among Graphic Packaging, the Lenders, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Securities Inc., as sole lead arranger and sole bookrunner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date: October 20, 2005	By:	/s/ Stephen A Hellrung
Stephen A. Hellrung
Senior Vice President, General
Counsel and Secretary